FIRST AMENDMENT TO MERGER AGREEMENT

     This FIRST AMENDMENT TO MERGER AGREEMENT (this "Amendment") is dated September 20, 2000 by and among LightPath Technologies, Inc. (the "Parent"), LPI Two Merger Corporation, (the "Merger Sub"), and Geltech, Inc., (the "Company").

                                    RECITALS:

     WHEREAS, the Parent, the Merger Sub and the Company have previously entered into that certain Merger Agreement dated as of August 9, 2000 (the "Merger Agreement"); and

     WHEREAS, the Parent, the Merger Sub and the Company desire to amend certain provisions of the Merger Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1. DELETION OF SECTION 1.5(E). The text of Section 1.5(e) of the Merger Agreement hereby deleted in its entirety and, in its place, the phrase "[intentionally omitted]" is hereby inserted.

     2. ADDITION OF ARTICLE 9. A new Article, Article 9, hereby added to the Merger Agreement as follows:

                                    ARTICLE 9

                            REGISTRATION OBLIGATIONS

     9.1 SHELF REGISTRATION. Within 30 days following the Effective Time, the Parent shall prepare and file under the Securities Act of 1933, as amended (the
"Securities   Act"),  a  "shelf"   registration   statement  (the  "Registration
Statement") covering all the Share Consideration issued pursuant to this Agreement for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 or if the Parent is ineligible therefore, Form S-2 or S-1, or any successor form of any such registration form, promulgated by the Securities and Exchange Commission (the "SEC"). The Parent shall use its commercially reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement has been declared effective by the SEC or such earlier date when all Share Consideration covered by such Registration Statement has been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by the counsel to the Parent pursuant to a written opinion letter, addressed to the Parent's transfer agent
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and  addressed  to the  shareholder  covered by such opinion to such effect (the
"Effectiveness Period"); provided, that the Parent shall not be deemed to have used its commercially reasonable best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the holders of Share Consideration not being able to sell the Share Consideration covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law or the Parent has filed a post-effective amendment to the Registration Statement and the SEC has not declared it effective.

     9.2 REGISTRATION PROCEDURES. In connection with the Parent's registration obligations hereunder, the Parent shall:

          (a) Use its commercially reasonable best efforts to cause the Registration Statement to become effective and remain effective as provided herein; provided, that not less than five (5) trading days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Parent shall, if reasonably practicable (i) furnish or make available to the holders of Share Consideration copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such holders of Share Consideration (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of holders of Share Consideration, to conduct a reasonable investigation within the meaning of the Securities Act. If, following review of the Registration Statement or any amendment thereto prior to filing, a holder of Share Consideration shall determine not to be named in such Registration Statement or amendment and shall so notify the Parent within three (3) trading days from receipt thereof, then the Parent shall delete the name of any such holder therein.

          (b) (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Share Consideration issued pursuant to this Agreement;
(ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and reasonably promptly provide the holders of Share Consideration true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Share Consideration covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the holders of Share Consideration thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

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          (c)  Notify  the  holders  of Share  Consideration  to be sold (or any counsel to the holders of Share Consideration as shall have been provided in writing to the Parent, it being acknowledged that Gray, Harris and Robinson, Professional Association, shall serve as counsel to the holders of Share Consideration until the Parent shall be provided written notice to the contrary) immediately and (if requested by any such person) confirm such notice in writing no later than one (1) trading day following the day (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the SEC notifies the Parent whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration
Statement covering any or all of the Share Consideration or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Parent contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by
the  Parent  of  any  notification   with  respect  to  the  suspension  of  the
qualification or exemption from qualification of any of the Share Consideration for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated
therein  or  necessary  to  make  the  statements   therein,  in  light  of  the
circumstances under which they were made, not misleading.

          (d) Use its commercially reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Share Consideration for sale in any jurisdiction, at the earliest practicable moment.

          (e) Furnish to each holder of Share Consideration, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) reasonably promptly after the filing of such documents with the SEC.

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          (f) Promptly  deliver to each holder of Share  Consideration,  without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request; and the Parent hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling holders of Share Consideration and any underwriters in connection with the offering and sale of the securities covered by such prospectus and any amendment or supplement thereto.

          (g) Prior to any public offering of Share Consideration, use its commercially reasonable best efforts to register or qualify or cooperate with the selling holders of such securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Share Consideration covered by a registration statement; provided, that the Parent shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Parent to any material tax in any such jurisdiction where it is not then so subject.

          (h) Upon the occurrence of any event contemplated by Section 9.1(c)(vi), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (i) Use its commercially reasonable best efforts to cause all Share Consideration covered by such Registration Statement to be eligible for trading on The NASDAQ National Market or any such other exchange or market on which the Parent Class A Common Stock may be generally listed or traded.

          (j) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Parent after the effective date of the Registration Statement, which statement shall cover said 12-month period, or such shorter periods as is consistent with the requirements of Rule 158.

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          (k) The Parent may require each selling holder of Share  Consideration to furnish to the Parent such information regarding the distribution of such Share Consideration as is required by law to be disclosed in the Registration Statement and the Parent may exclude from such registration the securities of any such holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

          (l) If the Registration Statement refers to any holder of Share Consideration by name or otherwise as the holder of any securities of the Parent, then such holder shall have the right to require (if such reference to such holder of Share Consideration by name or otherwise is not required by the Securities Act or any similar Federal statute then in force), by written notice to the Parent, the deletion of the reference to such holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          (m) In the event the Registration Statement, as filed with the SEC, is granted a "no review" and the Registration Statement is not declared effective within 30 days from the Effective Time (the "First-Deadline"), the Parent shall pay to the holders of Share Consideration on a pro rata basis an aggregate amount of $42,307 for each calendar week beyond the First Deadline, payable within three business days of the end of each such week until the Registration Statement is declared effective. In the event the Registration Statement, as filed with the SEC, is reviewed by the SEC and the Registration Statement is not declared effective within 90 days from the Effective Time (the "Second Deadline"), the Parent shall pay to the holders of Share Consideration on a pro rata basis an aggregate amount of $42,307 for each calendar week beyond the Second Deadline, payable within three business days of the end of each such week until the Registration Statement is declared effective. Any such amounts will be remitted by the Company to counsel for the holders of Share Consideration, which counsel shall act as disbursing agent and shall disburse such amounts in accordance with the instructions of such holders.

     9.3 INDEMNIFICATION.

          (a) To the extent permitted by law, the Parent will indemnify and hold harmless each holder of Share Consideration and each person, if any, who controls such holder of Share Consideration, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Parent of the Act, the 1934 Act, any state securities law or

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any rule or  regulation  promulgated  under  the Act,  the 1934 Act or any state securities law to the extent such violation or alleged violation involves action or inaction required of the Company in connection with any the Company's registration of securities as contemplated by this Article 9; and the Parent will pay to each such holder of Share Consideration, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9.3(a) shall not apply to: (x) amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Parent (which consent shall not be unreasonably withheld); and (y) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder of Share Consideration, underwriter or controlling person.

          (b) To the extent permitted by law, each selling holder of Share Consideration will indemnify and hold harmless the Parent, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Parent within the meaning of the Act, any underwriter, any other holder of Share Consideration selling securities in such Registration Statement and any controlling person of any such underwriter or other holder of Share Consideration, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such holder of Share Consideration expressly for use in connection with such registration; and each such holder of Share Consideration will pay, as incurred, any legal or other expenses reasonably incurred by any person entitled to be indemnified pursuant to this subsection 9.3(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the holder of Share Consideration, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such holder of Share Consideration less the amount of damages that such holder of Share Consideration has otherwise been required to pay by reason of such Violation.

          (c) Promptly after receipt by an indemnified  party under this Section
9.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent

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the indemnifying  party so desires,  jointly with any other  indemnifying  party
similarly  noticed,   to  assume  the  defense  thereof  with  counsel  mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel in addition to local counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.3, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.3.

          (d) If the indemnification provided for in this Section 9.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no holder of Share Consideration shall be obligated to make contributions hereunder other than with respect to Violations for which such holder of Share Consideration would have been required to provide indemnity pursuant to Section 9.3(b) had indemnification been available thereunder or that in the aggregate exceeds the amount for which such holder of Share Consideration would have been liable pursuant to Section 9.3(b) had indemnification been available thereunder. In no event shall a person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) be entitled to contribution from any person or entity who was not guilty of fraudulent misrepresentation.

          (e) The obligations of the Parent and holders of Share Consideration under this Section 9.3 shall survive the completion of any offering of Share Consideration issued pursuant to this Agreement in a Registration Statement under Section 9.1 and otherwise.

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     9.4  REGISTRATION   EXPENSES.   All  fees  and  expenses  incident  to  the
performance of or compliance with this Agreement by the Parent shall be borne by the Parent whether or not the Registration Statement is filed or becomes effective and whether or not any Share Consideration is sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq National Market and each other securities exchange or market on which Share Consideration is required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing stock
certificates  and  prospectuses),   (iii)  messenger,   telephone  and  delivery
expenses, (iv) fees and disbursements of counsel for the Parent, (v) Securities Act liability insurance, if the Parent so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Parent in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Parent shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Share Consideration on any securities exchange as required hereunder.

     9.5 PIGGYBACK REGISTRATIONS. If at any time the Parent shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Parent shall send to each holder of Share Consideration issued pursuant to this Agreement written notice of such determination and, if within ten (10) trading days after receipt of such notice, any such holder shall so request in writing, the Parent shall (subject to the provisions of Section 9.7) include in such registration statement all or any part of the Share Consideration such holder requests to be registered.

     9.6 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the holders of Share Consideration the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a holder of Share Consideration to sell securities of the Parent to the public without registration or pursuant to a registration on Form S-3, the Parent agrees to:

          (a) make and keep current public information available, as those terms are understood and defined in SEC Rule 144, at all times;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the holders of Share Consideration to utilize Form S-3 for the sale of their securities, such action to be taken as soon as practicable after the end of the

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fiscal year in which the first  registration  statement  filed by the Parent for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Parent under the Act and the 1934 Act; and

          (d) furnish to any holder of Share Consideration, so long as the holder owns not less than 500 shares of Parent Class A Common Stock constituting Share Consideration issued Pursuant to this Agreement, forthwith upon request
(i) a written statement by the Parent that it has complied with the current information requirements of SEC Rule 144, and the reporting requirements under the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Parent filed with the SEC and such other reports and documents so filed by the Parent, and (iii) such other information as may be reasonably requested in availing any holder of Share Consideration of any rule or regulation of the SEC which permits the selling of any such securities.

     9.7 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Parent's capital stock, the Parent shall not be required to include any of the Share Consideration in such underwriting unless the holders of Share Consideration requesting inclusion therein accept the terms of the underwriting agreement, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering. If the total amount of securities requested by Parent shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Parent that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Parent shall be required to include in the offering only that number of such securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. The securities so included shall be apportioned (a) first, to the holders of piggyback registration rights (including the holders of Share Consideration requesting inclusion therein pursuant to rights granted hereunder) selling securities pro rata according to the total amount their securities requested to be included therein and (b) second, to the extent determined by the underwriters to be compatible with the offering, to other shareholders.

     9.8 ASSIGNABILITY. In the event a holder of Share Consideration assigns at least 50% of the Share Consideration obtained by such holder pursuant to this Agreement to a third person other than pursuant to a registration statement or Rule 144, the rights set forth in this Article 9 shall be assigned to such third person. In the event the holder of Share Consideration obtained by such holder pursuant to this Agreement assigns less than 50% of the Share Consideration to a third person no rights set forth in this Article 9 shall be assignable to such third person.

     3. ADDITION OF SECTION 6.3(D)(XI). A new Section 6.3(d)(xi) is hereby added to the Merger Agreement as follows:

          (xi) The issuance of Parent Class A Common Stock to the holders of Company Common Stock, as contemplated by this Agreement, is a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, (the "1933 Act") pursuant to Rule 506 of Regulation D promulgated thereunder or Section 4(2) of the 1933 Act.

     4. MISCELLANEOUS. This Amendment (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise, except that the Parent and the Merger Sub may assign all or any portion of their rights under this Amendment to any wholly owned subsidiary, but no such assignment shall relieve the Parent and the Merger Sub of their obligations hereunder, and except that this Amendment may be assigned by operation of law to any corporation with or into which the Parent may be merged; and (c) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to any principles of conflict of laws or choice of law; provided, however, that the Merger Agreement shall remain in full force and effect (as amended hereby) and the Letter of Intent (as such term is defined in the Merger Agreement) shall remain in full force and effect notwithstanding the execution and delivery of this Amendment and nothing in this Amendment shall supersede any of the provisions of the Letter of Intent. The parties hereby acknowledge and confirm that the Merger Agreement is in full force and effect in accordance with its terms, except (and solely) to the extent specifically amended by this Amendment. This Amendment may be executed in two or more counterparts which together shall constitute a single agreement.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Parent, the Merger Sub and the Company have caused this Amendment to be executed on the date first written above by their respective officers thereunder duly authorized.

                                        LIGHTPATH TECHNOLOGIES, INC.

                                        By: /s/ Donald E. Lawson
                                           -------------------------------------
                                        Name: Donald E. Lawson
                                        Title: President and Chief Executive
                                               Officer

                                        LPI TWO MERGER CORPORATION

                                        By: /s/ Donald E. Lawson
                                           -------------------------------------
                                        Name: Donald E. Lawson
                                        Title: President

                                        GELTECH, INC.

                                        By: /s/ William F. Aikman
                                           -------------------------------------
                                        Name: William F. Aikman
                                        Title: Chairman

                                        By: /s/ Jean-Luc Nogues
                                           -------------------------------------
                                        Name: Jean-Luc Nogues
                                        Title: Chief Operating Officer